UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

PURSUANT TO SECTION 14(C) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 16, 2006

Reality Wireless Networks, Inc.

Nevada

000-26369
(Commission File Number)

88-0422026
(IRS Employer Identification No.)

4916 Point Fosdick Dr., Suite 102, Gig Harbor, WA 98335
Registrant’s telephone number, including area code: (253) 853-3632

Check the appropriate box:

☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
☐ Definitive Information Statement

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock

2) Aggregate number of securities to which transaction applies: 498,140,212

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined): N/A

4) Proposed maximum aggregate value of transaction: N/A

5) Total fee paid: N/A

[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:_______________________________________________
2) Form, Schedule or Registration No.:___________________________________
3) Filing Party:_________________________________________________________
4) Date

Reality Wireless Networks, Inc.
4916 Point Fosdick Dr., Suite 102,
Gig Harbor, WA 98335

We Are Not Asking You For a Proxy and You Are Requested Not to Send Us A Proxy

The Board of Directors has approved and has submitted to shareholders proposals for the recapitalization and change in entity name in connection with the merger of the Company with Arabian Recab For Trading Co., on August 19, 2005 (the “Merger”). Each of the proposals must be approved by the shareholders for the recapitalization and change in entity name to take effect. The proposals are the following:

1.	A reverse split of the issued and outstanding Reality common stock and preferred stock on a five hundred-to-one (500:1) basis;

2.	The approval of the change in the Company name from “Reality Wireless Networks, Inc.,” to “Recab International, Inc.”; and

3.
The expansion of the Board of Directors (the Board”) of the Company from one to three directors, which will be appointed by the current directors of Arabian Recab for Trading Co., and serve on the Board until the next annual election of the Board.

4.
Ratification of the transfer of the opportunity to merge with Genesis Electronics, Inc., to Genesis Acquisitions, Corp., (“GAq”) thereby approving a proposed distribution of up to three percent (3%) of the common stock of Genesis Electronics, Inc. to the shareholders of the Company existing at the time of the Merger between Reality Acquisition, Inc. and Arabian Recab for Trading Co. on a pro rata basis. The distribution shall occur following that time at which Genesis Electronics, Inc., files a registration statement with the Securities and Exchange Commission (the “SEC”) and such registration statement is declared effective;

Shareholders holding preferred and common stock providing for the right to 542,150,000 votes have consented in writing to these proposals, constituting approval of approximately 52% of the votes entitled to all outstanding preferred and common stock, which action, if taken will not, under Federal Securities laws, rules and regulations, be effective until at least 20 days after mailing of this information statement. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding voting capital stock and are sufficient under the Nevada General Corporation Law and the Company’s Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C.

Stockholders of record at the close of business on the date of the first delivery of this information statement to any stockholder of the company shall be given a copy of this Information Statement. The date of first delivery of this information statement to any stockholder is expected to be ten days following the date of this filing.

By Order of the Board of Directors

/s/ Steve Careaga
Steve Careaga, President

This information statement is being furnished to all holders of the common stock and preferred stock of Reality in connection with the proposed action by written consent to authorize the board of directors to carry out a 500 to 1 reverse stock split of the currently issued and outstanding common stock and preferred stock, but not the total authorized common stock or preferred stock of the Company, a change in the entity name of the Corporation to “Recab International, Inc.”, a change in the number of Directors of the Board of the Company, and ratification of the transfer of the opportunity to merge with Genesis Electronics, Inc., to GAq, approval of the conditional distribution of certain assets or dividends to the shareholders..

ITEM 1.

INFORMATION STATEMENT

ACTION BY THE BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of The Company's common stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless The Company has received contrary instructions from one or more of the security holders. Upon written or oral request, The Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: The Company, Inc., 4916 Point Fosdick Drive, Suite 102, Gig Harbor, WA 98335 Attn: Steve Careaga, President.

This information statement is being furnished to all holders of the common stock and preferred stock of Reality Wireless Group, Inc., a Nevada Company ("Reality"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 52% of the votes entitled to all outstanding preferred and common stock of Reality providing for a reverse split of the common stock and Series B Preferred stock of Reality on a basis of up to five hundred-for-one (500:1) shares, the approval of the change in the Company name from “Reality Wireless Networks, Inc.,” to “Recab International, Inc.,” the expansion of the Board of Directors (the Board”) of the Company from one to three directors, which will be appointed by the current directors of Arabian Recab for Trading Co., and serve on the Board until the next annual election of the Board, and ratification of the transfer of the opportunity to merge with Genesis Electronics, Inc., to Genesis Acquisitions, Corp., and subsequent distribution of up to 3% of the common stock in Genesis Electronics, Inc., to shareholders of thee Company on a pro rata basis. The reverse split and name change will be conducted at a time to be determined by the board of directors subject to filing of required notices with the Nevada Secretary of State's office.

The Form 10QSB for the quarterly period ended September 30, 2005, pursuant to its change in fiscal year end of September 30 to December 31, as reported on Form 8-K filed October 20, 2005, and the form 10KSB for the year ended September 30, 2004 and for the year ended September 30, 2003, and the audited financial statements for Arabian Recab for Trading, Co., for the fiscal years ended 2004 and 2003 and the unaudited financials for the period commencing January 1, 2005 and ending September 30, 2005, filed on Form 8-K by the Company with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Reality is presently current in the filing of all required reports. See the caption Additional Information, below.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company's Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of the Company's outstanding capital stock is required to effect the action described herein. As of the record date, the Company had voting rights equivalent to 1,023,140,212 shares of common stock issued and outstanding of which 511,570,106 voting rights are required to pass any stockholder resolutions. The consenting stockholders, who consist of 1 current stockholder of the Company, is the record holder of common and preferred stock with voting rights equivalents to 542,150,000 shares of common stock, which represents approximately 52% voting right equivalents of the all issued and outstanding shares of the Company's common and preferred stock. Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholders voted in favor of the actions described herein in a written consent, dated February 9, 2006. The consenting stockholder's name, affiliation with the Company, and its beneficial holdings are as follows:

AMOUNT HELD/ NATURE/ NO. SHARES OUTSTANDING/NO. VOTES CLASS OF SHARES IS ENTITLED	% OWNERSHIP OF CLASS	NAME/ADDRESS BENEFICIAL TITLE OF CLASS/OWNER

1,050,000 shares held (.01 par value) Preferred Series B 1,050,000 shares outstanding 525,000,000 votes entitled to class	100%	Steve Careaga (1) 4916 Point Fosdick Dr., Suite 102 Gig Harbor, WA 98335

17,150,000 shares held (.001 par value) Common Stock 498,140,212 shares outstanding 500,000,000 votes entitled to class	3.4%	Steve Careaga 4916 Point Fosdick Dr. Suite 102 Gig Harbor, WA 98335

(1) Steve Careaga, Chairman of the Board of Directors and Chief Executive Officer of the Company, is the beneficial holder of approximately 52.9 % of the issued and outstanding voting capital stock of the Company.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 16, 2006, certain information regarding the ownership of the Company's capital stock by each director and executive officer of the Company, each person who is known to the Company to be a beneficial owner of more than 5% of any class of the Company's voting stock, and by all officers and directors of the Company as a group, and is based on voting rights equivalent to 1,023,140,212 shares of voting capital stock issued and outstanding including 498,140,212 shares issued of common stock issued and outstanding on a fully diluted basis, as of March 16, 2006.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of March 16, 2006 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.

AMOUNT/NATURE/ TITLE OF CLASS	% OWNERSHIP OF CLASS	NAME/ADDRESS BENEFICIAL OWNER

1,050,000 (.01 par value) Preferred Series B	100	Steve Careaga (1) 4916 Point Fosdick Dr. Suite 102 Gig Harbor, WA 98335

1,050,000 (.01 par value) Preferred Series B	100	Steve Careaga (1) 4916 Point Fosdick Dr. Suite 102 Gig Harbor, WA 98335

Directors 1,050,000 (.01 par value) Preferred Series B	100	Steve Careaga (1) 4916 Point Fosdick Dr. Suite 102 Gig Harbor, WA 98335

17,150,000 (.001 par value) Common Stock	3.4	Steve Careaga 4916 Point Fosdick Dr. Suite 102 Gig Harbor, WA 98335

Shareholder Executives 1,050,000 (.01 par value) Preferred Series B	100	Steve Careaga (1) 4916 Point Fosdick Dr. Suite 102 Gig Harbor, WA 98335

17,150,000 (.001 par value) Common Stock	3.4	Steve Careaga 4916 Point Fosdick Dr. Suite 102 Gig Harbor, WA 98335

(1) Steve Careaga, holder of shares of class B Preferred stock, the approval of this class of stock is also required to approve the actions set forth herein; Steve Careaga has provided his written consent to such actions.

As of January 31, 2004, Reality had 498,140,212 shares of its common voting stock
And 1,050,000 shares of Series B Preferred issued and outstanding.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all the compensation earned by the person serving as the Chief Executive Officer (Named Executive Officer) during the fiscal years ended December 31, 2005 and 2004 and any other officers who have earned greater than $100,000 in total salary and bonuses during the 2005 or 2004 fiscal years.

	Annual Compensation				Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year ($)	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Restricted Underlying Stock Award(s) ($)	Options/SARs (#)	All Other LTIP Compensation Payouts ($)
Steve	2005	-0-	-0-	-0-	Note (1) $183,750	-0-	-0-	-0-
Careaga (1)	2004	-0-	-0-	-0-	6,337	-0-	-0-	-0-
CEO and Director

 (1) Mr. Careaga was awarded 17,500,000 shares of restricted common stock valued at approximately $0.0015/per share and 1,050,000 of preferred stock valued at $0.15 per share as consideration for his services as CEO and Director of the company since February of 2004.

Stock Options Granted in Fiscal 2004

The following table sets forth certain information concerning grants of options made during fiscal year 2005 to the named executive officers.

Expiration Name Date	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted To Employees in 2004	Exercise or Base Price ($/SH)	Fair Market Value on Date of Grant
Steve Careage	-0-	N/A	N/A	N/A	N/A

Aggregate Stock Option Exercises and Year-End Option Value Table

The following table sets forth certain information concerning option exercises in fiscal 2005, the number of stock options held by the Named Executive Officers as of December 31, 2005 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

	Number of			Number of Unexercised		Value of Unexercised
	Shares	Value		Options Held		In-the-Money Options
	Acquired on	Realized ($)		at Fiscal Year-End(#)		at Fiscal Year-End(1)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Steve	-0-	N/A	N/A	N/A	N/A	N/A
Careage	-0-	N/A	N/A	N/A	N/A	N/A

ITEM 5.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Reality's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

ITEM 6.

CHANGE IN CONTROL

The August 19, 2005 merger of Reality Wireless Networks, Inc., and Arabian Recab for Trading Co. represents a change in control of the Company. Under the terms of, and as consideration for, the merger equity holders of Arabian Recab for Trading Co. (“Recab”) acquired the right to receive 98% of the common stock of the Company, in exchange for 100% of the equity holdings in Recab, on a pro rata basis. This common stock will be issued concurrent with the appointments of Recab designees to the board of directors of the Company and is expected to occur during the second quarter of 2006. Following the issuance of common stock in the Company to existing Recab equity holders, the Company expects the following individuals or entities to beneficially own greater than a 5% interest in the equity of the Company:

NATURE/ TITLE OF CLASS	% OWNERSHIP OF CLASS EXPECTED	NAME OF BENEFICIAL OWNER

(.001 par value)	83%	Bin Ayed Gereral Trading Est
Common Stock		P.O.BOX 46051
		Riyadh, Saudi Arabia

(.001 par value)	9%	Ayed A. Al-Shahrani
Common Stock		P.O.BOX 46051
		Riyadh, Saudi Arabia

(.001 par value)	8%	will be held by shareholders
Common Stock		holding less than 5% of equity

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following actions were taken based upon the unanimous recommendation and approval of the Company's Board of Directors (the "Board") and the written consent of the consenting stockholders:

GRANT OF AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT UP TO A FIVE HUNDRED-FOR-ONE SHARE REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AND PREFERRED STOCK

The board has indicated that fractional shares will not be issued. Instead, the Company will issue one full share of the post-reverse stock split common stock to any shareholder who is entitled to receive a fractional shares as a result of the process. Each shareholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that shareholder did immediately prior to the stock split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

Reality's board had determined that it would be in the Company's best interest to conduct a reverse split of its common stock and preferred stock on up to a five hundred-for-one (500:1) basis and has received the consent of holders of a majority of the votes available as to the capital stock and Series B Preferred stock to authorize the board to conduct such a reverse split in the Board's discretion.

A decline in the market price for the Company's common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Company's common stock could be adversely affected following a reverse stock split.

The market price of the Company's common stock will also be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Company's common stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the Company's common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

The Company's common stock trades as a "penny stock" classification which limits the liquidity for the Company's common stock.

The Company's stock is subject to "penny stock" rules as defined in 1934 Securities and Exchange Act Rule 3a51-1. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. The Company's common stock is subject to these penny stock rules. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities. Penny stocks generally are equity securities with a price of less than U.S. $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

As a result, all brokers or dealers involved in a transaction in which the Company's shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination. These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of the Company's stockholders to sell in the secondary market, through brokers, dealers or otherwise. The Company also understands that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares. An orderly market is not assured or implied as to the Company's common stock; nor are there any assurances as to the existence of market makers or broker/dealers for the Company's common stock.

 REASONS FOR THE REVERSE STOCK SPLIT:

The primary purposes of the reverse stock split are to accomplish the following:

a) increase the per share price of the common stock to help maintain the interest of the markets;

b) reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and

c) provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the
Company.

For the above reasons, the board believes that the reverse stock split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the reverse stock split will have the desired benefits.

EFFECTS OF THE REVERSE STOCK SPLIT:

The reverse stock split will be effected by filing an amendment to the Company's Articles of Incorporation with the Nevada Secretary of State's office and will become effective upon such filing and final approval of the board of directors of the Company. The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders.

The Company is currently authorized to issue 500,000,000 shares of its common stock of which 498,140,212 shares are currently issued and outstanding and 100,000,000 shares of Preferred Stock of which 1,050,000 shares of Series B Preferred are issued and outstanding as of March 16, 2006. Currently, shareholders voting capital stock providing for the right to 542,150,000 votes have consented in writing to the reverse-split proposal, constituting approval of approximately 52% of the shares entitled to vote. A reverse split on a on hundred for one (500:1) basis reduces the number of issued and outstanding shares to approximately 996,281shares of common stock and 2,100 shares of Series B Preferred stock but will not reduce the number of shares of common or preferred stock which the Board of the Company is authorized to issue. The reverse split will not have any effect on the stated par value of the common stock. Because the number of shares of common and preferred stock issued and outstanding will be reduced on a 500:1 basis but the number of shares authorized for issuance will not change, the number of shares available for issuance will significantly increase, as illustrated in the following table:
Effect of Reverse Split on Capitalization

Class	Authorized	Issued And Outstanding Prior to Reverse Stock Split	Available for Issuance Prior to Reverse Stock Split	Issued And Outstanding Following Reverse Stock Split	Available for Issuance Following Reverse Stock Split
Common	500,000,000	498,140,212	1,859,788	996,281	499,003,719

Series B Preferred	1,050,000 (1)	1,050,000	0	2,100	1,047,900

Blank Check Preferred	100,000,000 (1)	1,050,000	98,950,000	2,100	99,997,900

(1) The corporation is authorized to issue a total 100,000,000 shares of blank check preferred stock. Currently 1,050,000 shares of Series B Preferred have been designated for issuance and are issued and outstanding.

The Company currently plans to issue approximately forty-nine million eight hundred fourteen thousand (49,814,000) shares of post reverse-split available common stock to current equity holders of Recab, as detailed in Item 6, above, pursuant to the terms of the merger between the Company and Recab under which Recab acquired the right to receive 98% of the common stock of the Company, in exchange for 100% of the equity holdings in Recab, on a pro rata basis.

GENERAL EFFECTS OF THE REVERSE STOCK SPLIT

The effect of the reverse split upon existing shareholders of the voting capital stock will be that the total number of shares of the Company’s voting capital stock held by each shareholder will automatically converted into the number of whole shares of voting capital stock equal to the number of shares of voting capital stock, respectively, owned immediately prior to the reverse stock split divided by to 500, with an adjustment for any fractional shares. (Fractional shares will be rounded up into a whole share).

Because the reverse stock split reduces number of shares of common and preferred stock issued and outstanding but does not simultaneously reduce the number of shares authorized for issuance, the number of shares available for issuance is significantly increased (See the table entitled “Effect of Reverse Split on Capitalization” above). As discussed in the “Securities and Exchange Commission Release No. 15230,” this increase in the number of shares available for issuance can have the effect of rendering more difficult or discouraging a future merger, tender offer or proxy contest, the assumption of control by a holder of a larger block of the corporation's securities and the removal of incumbent management.

 Additionally, such transactions, changes in control or removal of management could be more difficult even if favorable to the interests of shareholders. For example, management could use additional shares to resist or frustrate a third-party transaction providing an above-market premium even if favored by a majority of the independent stockholders. Because the Company’s board of directors has the power to authorize the corporate issuance of common stock and to designate the preferred stock rights and powers including voting rights (including the power to designate voting rights as to specific transactions) and to authorize the subsequent issuance of such preferred stock, a reverse stock split can also have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers whether or not such transactions are favored by incumbent management. Management currently has no plans or proposals to adopt other provisions or to enter into other arrangements that may have anti-takeover consequences.

If acted upon by the Company's board of directors, the consent by the majority of the available votes, as voting capital stock provides, reported herein would result in each shareholder's percentage ownership interest in the company and proportional voting power to remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of voting capital stock will be substantially unaffected by the reverse stock split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split. All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) also will be appropriately adjusted for the reverse stock split.

The reverse stock split may also result in some shareholders holding "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. If in the future the Company issues additional equity or quasi-equity securities combined with a reverse stock split there is a significant risk of shareholder value represented by the common stock being diluted. The proposed increase to the number of authorized shares of common stock creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of the additional authorized shares. The current net tangible book value per share will be diluted if additional shares are issued without a concurrent increase in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. Under the proposed reverse stock split, if all additional shares of authorized common stock were issued, without any increase in the net book value of the assets of the Company, the net book value per share would decrease by a factor of 500.

After the reverse split there is not a requirement that shareholders obtain new or replacement share certificates. Each holders of record of shares of the Company's common stock that is outstanding on the effective date of the reverse stock split may contact the Company's transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split into which the existing shares have been converted as a result of the reverse stock split.

Until the shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder's shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such shareholder's pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post- reverse stock split common shares to which such shareholder is entitled as a result of the reverse stock split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein have been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY
PENDING OR PROPOSED LEGISLATION.

The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of stock in lieu of fractional shares. Hence, shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of a fractional share (as described below). The holding period for such shares of stock after the reverse split will include the holding period of shares of stock before the reverse stock split, provided that such shares of stock are held as a capital asset at the effective date of the amendment. The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of stock before the reverse stock split excluding the basis of fractional shares.

A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED REVERSE STOCK SPLIT OF THE COMMON STOCK.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSED REVERSE STOCK SPLIT?

A. The sole member of the Board of Directors has approved the reverse stock split of the of issued capital stock in the best interest of Reality and the best interest of the current shareholders of Reality.

Q. WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?

A. As a current shareholder of Reality your class of stock and the number of shares that you hold will be affected only as a result of the adoption of the proposal to authorize a reverse stock split. For example, a current holder of 500 shares of common stock will remain a holder of 1 share of common stock in the event that the board declares the 500 for 1 reverse stock split; none of the other proposed changes will result in different or additional shares being sent to existing shareholders.

Q. WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?

A. The proposed changes are intended to be tax free for federal income tax purposes.

Q. WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposal, the affirmative vote of a majority of the votes of eligible voting securities is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the votes of eligible voting securities of Reality.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. The Company will pay for the delivery of this information statement.

GRANT OF AUTHORITY TO THE BOARD OF DIRECTORS TO UNDERTAKE THE APPROVED CHANGE IN THE COMPANY NAME

The Company intends to change the Company name from “Reality Wireless Networks, Inc.,” to “Recab International, Inc.” as consistent with its August 19, 2005 merger Arabian Recab for Trading Co. The name change will be conducted at a time to be determined by the board of directors subject to filing of required notices with the Nevada Secretary of State's office.

Concurrent with the change in the corporate name of the Company from “Reality Wireless Networks, Inc.,” to “Recab International, Inc.”, the Company will undertake the necessary action to change its trading symbol from “RWNW.OB” on the Over The Counter Bulletin Board to a symbol that has yet to be determined. The Company expects to receive a new trading symbol at the approximate time that its name change becomes effective and will disclose the new symbol to its shareholders in a subsequent filing with the Securities and Exchange Commission.

APPROVAL OF EXPANSION OF THE BOARD OF DIRECTORS OF THE COMPANY

The Company intends to expand the Board of Directors of the Company from one to three directors as consistent with its August 19, 2005 merger Arabian Recab for Trading Co. The newly appointed Board will be appointed by the current directors of Arabian Recab for Trading Co., and serve on the Board until the next annual election of the Board within forty-five (45) days following the dtate that the Company files a Form 14C in definitive form.

RATIFICATION OF THE TRANSFER OF MERGER OPPORTUNITY TO GAQ

Prior to the Merger agreement between the Company and Arabian Recab for Trading Co., on November 10, 2004 the Company and Genesis Electronics, Inc. ("Genesis"), entered into an agreement to merge Genesis with and into Registrant and to rename the Company Genesis Electronics, Inc., (the "Genesis Merger"). The agreement provided that all of the shares of common stock of Genesis issued and outstanding at the time the merger would be converted into common stock of Registrant such that the current holder of Genesis common stock would hold 97% of all shares of the Company's common stock outstanding immediately after the closing of the merger transaction.

The Genesis Merger provided for the right to terminate the agreement for breach of certain covenants and was conditioned upon, among other things, completion of due diligence. The due diligence assessments subsequent to the execution of the merger agreement between the Company and Genesis indicated that the Company lacked the financial capability to adequately and timely reduce the Company’s current liabilities and to generate sufficient funds for Genesis’s business plans. Following the development of the Company's opportunity to pursue a merger agreement with Arabian Recab For Trading Co., the Company and Genesis agreed to mutually terminate the Genesis Merger agreement. The resulting amendment released Genesis of its obligations under the merger agreement but provides shareholders of the Company with a substantially similar opportunity to participate in Genesis, as shareholders of the Company will maintain the 3% interest provided in the original agreement between Genesis and Company, thereby preserving for the shareholders of Reality substantially the same opportunity to participate in the equity ownership of Genesis as if the Genesis Merger had been consummated.

Hence, under a revised agreement between the Company and Genesis, the Company transferred of the opportunity to merge with Genesis Electronics, Inc., to GAq, a wholly-owned subsidiary of the Company, and completed a merger of GAq with and into Genesis, such that the Company acquired a 3% interest in Genesis Electronics, Inc. The company plans to distribute this Genesis common stock to the shareholders of the Company existing at the time of the Merger between Reality Acquisition, Inc. and Arabian Recab for Trading Co., on a pro rata basis, which distribution shall be conditioned upon Genesis filing a registration statement including such shares and upon the Securities Exchange Commission (the “SEC”) declaring such registration statement effective (the “Distribution”). The shares distributed as part of the Distribution will be freely tradable when the registration has become effective and all comments of the SEC have been cleared, subject to the 1993 Securities Act and the 1934 Exchange Act. The shares will not be eligible for distribution unless such a registration is declared effective or such shares can be distributed under an exemption to the registration requirements under the Securities Act.

ADDITIONAL INFORMATION

Additional information concerning the Company including its Annual Report on Form 10KSB for the year ended September 30, 2004 and for the year ended September 30, 2003, and the 10QSB for the quarterly period ended September 30, 2005, pursuant to its change in fiscal year end of September 30 to December 31, as reported on Form 8-K filed October 20, 2005, and the audited financial statements for Arabian Recab for Trading, Co., for the fiscal years ended 2004 and 2003 and the unaudited financials for the period commencing January 1, 2005 and ending September 30, 2005, filed on Form 8-K by the Company with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Reality is presently current in the filing of all required reports.

Date: March 16, 2006 By Order of the Board of Directors

/s/ Steve Careaga
Chief Executive Officer and Director